UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

ITEM 2.02 Results of Operations and Financial Condition

On October 26, 2004 registrant issued a press release entitled “Halliburton Announces Third Quarter Results.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES THIRD QUARTER RESULTS
$0.42 per diluted share income from continuing operations

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that third quarter 2004 income from continuing operations was $186 million, or $0.42 per diluted share.

Net loss for the quarter was $44 million, or $0.09 per diluted share, and included a net loss from discontinued operations primarily for the proposed asbestos and silica settlement of $230 million, or $0.51 per diluted share. The net loss from discontinued operations resulted primarily from the third quarter revaluation, due to the increase in Halliburton’s stock price, of the 59.5 million shares of Halliburton common stock to be contributed to trusts for the benefit of asbestos and silica claimants.

Revenues were $4.8 billion in the third quarter 2004, up 16% from the third quarter 2003. This increase was largely attributable to higher activity on government services projects in the Middle East in the Engineering and Construction Group (known as KBR) and record quarterly revenues in the Energy Services Group (ESG).

The consolidated pretax operating income was $342 million in the third quarter 2004 compared to $204 million in the third quarter 2003. Impacting third quarter 2004 operating income was a $40 million gain related to the sale of ESG’s Surface Well Testing operation and $18 million of charges related to the restructuring of KBR. Third quarter 2003 results included a $77 million charge related to the Anglo-Dutch litigation.

“ESG had record quarterly revenue, operating income, and operating margins,” said Dave Lesar, chairman, president and chief executive officer of Halliburton. “We continue to see revenue growth and profit improvement in the energy services business. The rig count continues to increase, while our uplift in pricing, coupled with our focus on cost control, are providing stronger margins.

Also, I am pleased with the progress of KBR’s recent actions. KBR has sailed the Barracuda and Belanak FPSO vessels, restructured its organization to take costs out of the business, and resolved issues with customers on a number of projects. These efforts should position KBR for profitability in future years.”

2004 Third Quarter Segment Results

Energy Services Group

ESG posted third quarter 2004 revenues of $2.1 billion, a $303 million or 17% increase over the third quarter 2003, and operating income of $414 million, up $244 million or 144% from the same period in the prior year.

Production Optimization operating income for the third quarter 2004 was $222 million, a $104 million or 88% increase over third quarter 2003. The third quarter 2004 operating income included a $40 million gain on the sale of Surface Well Testing. Production enhancement services improved operating income $54 million largely from increased land rig activity, higher equipment utilization, and improved pricing in the United States. Operating income from completions and reservoir optimization product sales and services was the same as the prior year period. The third quarter 2004 included $12 million in equity income from the Subsea 7 joint venture compared with $5 million in equity income in the third quarter 2003.

Fluids operating income for the third quarter 2004 was $113 million, a $58 million or 106% increase over the third quarter 2003. The increase in operating income was primarily attributable to a $29 million increase in cementing services due to higher land drilling activity and improved pricing in North America. Drilling fluids increased $27 million on a 19% increase in revenues and the benefits of cost reduction initiatives in the Gulf of Mexico.

Drilling and Formation Evaluation operating income of $62 million was up $17 million or 38% over the prior year third quarter partially due to a change in accounting estimate to extend the useful life of directional drilling and logging-while-drilling tools. Drill bits operating income increased $3 million on an 8% increase in revenue, with a significant improvement in operating margins. Logging services operating income increased $3 million year-over-year on higher United States land rig counts and improvement in pricing.

Landmark and Other Energy Services third quarter 2004 operating income was $17 million, compared to a $48 million operating loss for the prior year period. Third quarter 2003 results included a $77 million charge related to the Anglo-Dutch litigation. Landmark Graphics achieved 3% growth in revenues over the prior year period due primarily to increased software sales in Mexico.

KBR

KBR revenues for the third quarter 2004 were $2.7 billion, a 15% increase over the third quarter 2003. The increase was due to government contract activities, primarily in the Middle East.

KBR operating loss for the third quarter 2004 was $50 million, compared to operating income of $49 million in the third quarter 2003. The third quarter 2004 operating loss included $70 million of project losses on a gas processing plant in Algeria, the Belanak FPSO project, and a toll road project in the United Kingdom; $18 million of charges related to the restructuring of KBR; and lower results on government services projects due to the winding down of the RIO project and higher indirect costs related to the installation of KBR’s new SAP general accounting system.

KBR backlog at September 30, 2004 was $9.3 billion, up nearly $500 million from June 30, 2004, primarily due to a new LNG train award in Nigeria and new operation and maintenance projects. Approximately 23% of the backlog was for fixed-fee contracts.

Halliburton’s Iraq-related work contributed approximately $1.4 billion in revenues in the third quarter 2004 and $4 million of operating income before corporate costs and taxes.

Technology and Significant Achievements

Halliburton had a number of advances in technology and new contract awards.

Energy Services Group new technologies and contracts:

•	Halliburton has been awarded three major contracts by Petroleum Development Oman estimated to be between $400 and $500 million over five years to provide cementing services, stimulation services, directional drilling services, logging-while-drilling services, and mudlogging services in Oman. Each contract includes an optional extension for two years.

•	Halliburton has been awarded a three-year, $32 million, data management contract by PetroChina Company Limited. As part of the contract, Landmark Graphics will implement a fully integrated, multi-tiered information management system that will support the full data life cycle of PetroChina's oil and gas data.

•	ChevronTexaco expanded its relationship with Halliburton for drilling operations in North America and selected Halliburton as the vendor of choice for ChevronTexaco's WellDECC (Well Design & Execution Collaboration Center). This state-of-the-art technology will allow real-time strategy for well planning, design, and monitoring.

•	Halliburton's Baroid Product Service Line, in alliance with National Oilwell, announced the launch of their first major project in Mexico under the new Baroid/National Oilwell Alliance to provide solids control and waste management services and equipment at the rig site. Further, the team was recently awarded a solids control and waste management service and equipment contract in Bangladesh while similar operations are already underway in the United States, Venezuela, and Brazil.

•	Halliburton has developed new technologies - DeepReachSM coiled tubing service and DeepQuestSM stimulation service - designed to assist operators with recovering harder-to-access reserves in deep water. In some cases, these technologies will help operators perform treatments on ultra deep wells that could not be performed prior to the development of these technologies.

KBR new contract awards:

•	Nigeria LNG Limited (NLNG) has awarded the engineering, procurement, and construction contract for the NLNGSix project at its existing liquefied natural gas facility to a joint venture team, which includes KBR. The partners of the equal joint venture team, known as TSKJ, include Technip, Snamprogetti, KBR, and JGC Corporation. This is the fourth project that TSKJ has contracted with NLNG.

•	KBR has been awarded a basic design engineering package for a new 360,000 ton/year ethylene plant capacity expansion, which will be added to an existing 240,000 ton/year unit for a total capacity of 600,000 ton/year by the Lanzhou Petrochemical Company, which operates under the auspices of PetroChina. The facility will be located in Lanzhou City, Gansu Province of the People’s Republic of China and will utilize KBR's proprietary SCORE™ (Selective Cracking Optimum REcovery) technology.

•	KBR has been selected to continue providing private sector construction and related services to the United States Navy and other Department of Defense agencies and missions worldwide under the competitively-awarded CONCAP (construction capabilities) contract from the Naval Facilities Engineering Command, Atlantic Division.

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and potential adverse proceedings and findings by such agencies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K/A for the year ended December 31, 2003 and Form 10-Q for the quarter ended June 30, 2004 for a more complete discussion of such risk factors.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30		June 30
	2004	2003	2004
Revenue
Production Optimization	$886	$726	$797
Fluids	618	510	554
Drilling and Formation Evaluation	450	433	423
Landmark and Other Energy Services	154	136	130
Total Energy Services Group	2,108	1,805	1,904
Engineering and Construction Group	2,682	2,343	3,052
Total revenue	$4,790	$4,148	$4,956
Operating income (loss)
Production Optimization	$222	$118	$121
Fluids	113	55	77
Drilling and Formation Evaluation	62	45	59
Landmark and Other Energy Services	17	(48)	14
Total Energy Services Group	414	170	271
Engineering and Construction Group	(50)	49	(277)
General corporate	(22)	(15)	(20)
Total operating income (loss)	342	204	(26)
Interest expense	(51)	(33)	(53)
Interest income	13	7	7
Foreign currency, net	1	(17)	(7)
Other, net	(2)	-	(1)
Income (loss) from continuing operations before income taxes
and minority interest	303	161	(80)
(Provision) benefit for income taxes	(111)	(63)	29
Minority interest in net income of subsidiaries	(6)	(6)	(7)
Income (loss) from continuing operations	186	92	(58)
Loss from discontinued operations, net	(230)	(34)	(609)
Net income (loss)	$(44)	$58	$(667)
Basic income (loss) per share:
Income (loss) from continuing operations	$0.43	$0.21	$(0.13)
Loss from discontinued operations, net	(0.54)	(0.08)	(1.39)
Net income (loss)	$(0.11)	$0.13	$(1.52)
Diluted income (loss) per share:
Income (loss) from continuing operations	$0.42	$0.21	$(0.13)
Loss from discontinued operations, net	(0.51)	(0.08)	(1.39)
Net income (loss)	$(0.09)	$0.13	$(1.52)
Basic weighted average common shares outstanding	438	435	437
Diluted weighted average common shares outstanding	442	437	437

See Footnote Table 1 for a list of significant items included in operating income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30
	2004	2003
Revenue
Production Optimization	$2,391	$2,045
Fluids	1,707	1,508
Drilling and Formation Evaluation	1,317	1,226
Landmark and Other Energy Services	413	417
Total Energy Services Group	5,828	5,196
Engineering and Construction Group	9,437	5,611
Total revenue	$15,265	$10,807
Operating income (loss)
Production Optimization	$425	$298
Fluids	250	178
Drilling and Formation Evaluation	164	160
Landmark and Other Energy Services	60	(51)
Total Energy Services Group	899	585
Engineering and Construction Group	(342)	(118)
General corporate	(66)	(50)
Total operating income	491	417
Interest expense	(160)	(85)
Interest income	30	22
Foreign currency, net	(9)	(4)
Other, net	2	2
Income from continuing operations before income taxes,
minority interest and change in accounting principle	354	352
Provision for income taxes	(131)	(142)
Minority interest in net income of subsidiaries	(19)	(17)
Income from continuing operations before change in
accounting principle	204	193
Loss from discontinued operations, net	(980)	(58)
Cumulative effect of change in accounting principle, net	-	(8)
Net income (loss)	$(776)	$127
Basic income (loss) per share:
Income from continuing operations before change in
accounting principle	$0.47	$0.44
Loss from discontinued operations, net	(2.25)	(0.13)
Cumulative effect of change in accounting principle, net	-	(0.02)
Net income (loss)	$(1.78)	$0.29
Diluted income (loss) per share:
Income from continuing operations before change in
accounting principle	$0.46	$0.44
Loss from discontinued operations, net	(2.22)	(0.13)
Cumulative effect of change in accounting principle, net	-	(0.02)
Net income (loss)	$(1.76)	$0.29
Basic weighted average common shares outstanding	437	434
Diluted weighted average common shares outstanding	441	436

See Footnote Table 1 for a list of significant items included in operating income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets (1)
(Millions of dollars)
(Unaudited)

	September 30		June 30
	2004	2003	2004
Assets

Current assets:
Cash and equivalents	$2,996	$1,222	$2,230
Total receivables, net	5,419	4,000	5,776
Inventories, net	741	731	741
Other current assets	667	666	784
Total current assets	9,823	6,619	9,531

Property, plant, and equipment, net	2,540	2,504	2,564
Insurance for asbestos- and silica-related liabilities (2)	488	2,061	468
Other assets	3,107	2,592	2,956
Total assets	$15,958	$13,776	$15,519

Liabilities and Shareholders’ Equity

Current liabilities:
Asbestos- and silica-related liabilities	$2,415	$-	$2,399
Accounts payable	2,362	979	2,087
Current maturities of long-term debt	50	21	50
Other current liabilities	2,228	2,094	2,297
Total current liabilities	7,055	3,094	6,833

Long-term debt	3,894	2,368	3,900
Asbestos- and silica-related liabilities	2,029	3,387	1,754
Other liabilities	1,188	1,260	1,180
Total liabilities	14,166	10,109	13,667
Minority interest in consolidated subsidiaries	113	90	116
Shareholders’ equity	1,679	3,577	1,736
Total liabilities and shareholders’ equity	$15,958	$13,776	$15,519

(1)These Condensed Consolidated Balance Sheets do not include a breakout of prepetition liabilities. This information will be provided in our third quarter 2004 Form 10-Q.

(2)The decrease in “Insurance for asbestos- and silica-related liabilities” reflects the reclassification of $500 million from noncurrent to current in the first quarter of 2004; reclassification of $379 million from noncurrent to current in the second quarter of 2004; and a $680 million write-down in the second quarter of 2004 resulting from settlement agreements with insurance carriers.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Geographic Region - Energy Services Group Only
(Millions of dollars)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30		June 30
	2004	2003	2004
Revenue:
North America	$969	$791	$846
Latin America	295	244	257
Europe/Africa	442	356	397
Middle East/Asia	402	414	404
Total revenue	$2,108	$1,805	$1,904

Operating income:
North America	$228	$31	$152
Latin America	52	51	36
Europe/Africa	79	28	26
Middle East/Asia	55	60	57
Total operating income	$414	$170	$271

	Nine Months Ended
	September 30
	2004	2003
Revenue:
North America	$2,629	$2,298
Latin America	781	652
Europe/Africa	1,211	1,092
Middle East/Asia	1,207	1,154
Total revenue	$5,828	$5,196

Operating income:
North America	$498	$206
Latin America	118	117
Europe/Africa	124	111
Middle East/Asia	159	151
Total operating income	$899	$585

See Footnote Table 2 for a list of significant items included in operating income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items included in Operating Income by Operating Segment
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30		September 30		June 30
	2004		2003		2004
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
Production Optimization:
Surface Well Testing gain on sale	$40	$0.06	$-	$-	$-	$-
Landmark and Other
Energy Services:
Anglo-Dutch lawsuit	-	-	(77)	(0.11)	-	-
Engineering and
Construction Group:
Asbestos and silica
liability	-	-	(1)	-	-	-
Restructuring charge	(18)	(0.03)	-	-	-	-
Barracuda-Caratinga
project loss	-	-	-	-	(310)	(0.46)

	Nine Months Ended		Nine Months Ended
	September 30		September 30
	2004		2003
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Production Optimization:
HMS gain on sale	$-	$-	$24	$0.03
Surface Well Testing gain on sale	40	0.06	-	-
Drilling and Formation Evaluation:
Mono Pumps gain on sale	-	-	36	0.05
Landmark and Other Energy Services:
Anglo-Dutch lawsuit	13	0.02	(77)	(0.11)
Wellstream loss on sale	-	-	(15)	(0.03)
Engineering and Construction Group:
Asbestos and silica liability	-	-	(3)	-
Restructuring charge	(18)	(0.03)	-	-
Barracuda-Caratinga project loss	(407)	(0.60)	(228)	(0.32)

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items included in Operating Income
By Geographic Region - Energy Services Group Only
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30		September 30		June 30
	2004		2003		2004
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
North America:
Anglo-Dutch lawsuit	$-	$-	$(77)	$(0.11)	$-	$-
Surface Well Testing gain on sale	19	0.03	-	-	-	-
Latin America:
Surface Well Testing gain on sale	7	0.01	-	-	-	-
Europe Africa:
Surface Well Testing gain on sale	14	0.02	-	-	-	-

	Nine Months Ended		Nine Months Ended
	September 30		September 30
	2004		2003
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
North America:
Anglo-Dutch lawsuit	$13	$0.02	$(77)	$(0.11)
Mono Pumps gain on sale	-	-	24	0.03
Wellstream loss on sale	-	-	(11)	(0.02)
HMS gain on sale	-	-	24	0.03
Surface Well Testing gain on sale	19	0.03	-	-
Latin America:
Surface Well Testing gain on sale	7	0.01	-	-
Europe/Africa:
Mono Pumps gain on sale	-	-	12	0.02
Wellstream loss on sale	-	-	(4)	(0.01)
Surface Well Testing gain on sale	14	0.02	-	-

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Segment Results to Adjusted Segment Results
Energy Services Group Only
(Millions of dollars except operating margin percentage)
(Unaudited)

			Drilling and	Landmark and	Total Energy
	Production		Formation	Other Energy	Services
	Optimization	Fluids	Evaluation	Services	Group
Three Months Ended
September 30, 2004

Revenue	$886	$618	$450	$154	$2,108
As reported operating income	$222	$113	$62	$17	$414
Surface Well Testing gain on sale (a)	(40)	-	-	-	(40)
Adjusted operating income	$182	$113	$62	$17	$374
As reported operating margin (b)	25.1%	18.3%	13.8%	11.0%	19.6%
Adjusted operating margin (b)	20.5%	18.3%	13.8%	11.0%	17.7%

Three Months Ended
June 30, 2004

Revenue	$797	$554	$423	$130	$1,904
As reported operating income	$121	$77	$59	$14	$271
As reported operating margin (b)	15.2%	13.9%	13.9%	10.8%	14.2%

Footnotes for Table 3:
(a)	The Company is reporting record third quarter revenues and strong operating income from the Energy Services Group, particularly the Production Optimization segment. Management believes it is important to point out to investors that a portion of operating income and operating margins growth is attributable to the gain on sale of the Surface Well Testing operation in the third quarter of 2004 because investors have indicated to management their desire to understand the current drivers and future trends of our operating margins. The adjustment removes the effect of the gain on sale of the Surface Well Testing operation.
(b)	As reported operating margin is calculated as: As reported operating income divided by revenue. Adjusted operating margin is calculated as: Adjusted operating income divided by revenue.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: October 26, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary